UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 13, 2013

Augme Technologies, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4400 Carillon Point
Kirkland, WA 98033
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                      Results of Operations and Financial Condition

On May 13, 2013, Augme Technologies, Inc. (the "Company") issued a press release announcing the results of its operations for the fourth quarter and fiscal year ended February 28, 2013. The full text of the press release is attached as an exhibit to this report.

The information in this Item 2.02 and attached as Exhibit 99.1 to this report shall not be treated as "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act), or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 2.06                      Results of Operations and Financial Condition

As previously disclosed in the Company's Form 8-K filed with the Securities and Exchange Commission on May 2, 2013, the Company concluded that the accounting for its acquisitions of Hipcricket, Inc. ("Hipcricket") and JAGTAG, Inc. ("JAGTAG"), both of which occurred during fiscal year 2012, and of GEOS Communications IP Holdings Inc. ("GEOS"), which occurred during the first quarter of fiscal 2013, was incorrect because certain income tax provision impacts were not properly recorded for the differences between the book and tax basis of the acquired assets. To correct the errors, the Company has restated its consolidated financial statements for the fiscal year ended February 29, 2012 and year-to-date period ended August 31, 2011, November 30, 2011, February 29, 2012, May 31, 2012 August 31, 2012 and November 30, 2012 as part of its Form 10-K for the fiscal year ended February 28, 2013 ("2013 Form 10-K).

The Company assessed the impact of the errors on its interim goodwill impairment analysis that was performed as of November 30, 2012.  In its assessment, the Company concluded that the carrying value of its goodwill was more likely than not to exceed the fair value, resulting in an indication of impairment. The Company performed a step two analysis which required it to estimate the fair value of its reporting unit using its estimates of future cash flows, historical and estimated future operating results, business plans, economic projections, and marketplace data.  As a result of that analysis, the Company, on May 10, 2013, determined there was an impairment of goodwill of $25.9 million.  Accordingly, the Company has recorded additional impairment write down of $25.9 million for the period ended November 30, 2012, to reduce our carrying value of goodwill to $35.1 million. The Company's restated financial statements for the quarter ended November 30, 2012, to be included in the Fiscal 2013 Form 10-K, will reflect the increased impairment expense of $25.9 million.

Item 9.01                      Financial Statements and Exhibits

(d)                      Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release issued May 13, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc. (Registrant)

Date: May 13, 2013	By:	/s/ Ivan E. Braiker
Ivan E. Braiker Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release issued May 13, 2013